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                                                                Exhibit 23.3


                      CONSENT OF COOPERS & LYBRAND L.L.P.



We consent to the incorporation by reference in the registration statement of
Watson Pharmaceuticals, Inc. on Form S-4 (File No. 333-    ), of our report
dated February 7, 1995, on our audits of the consolidated financial statements and financial statement schedule of Circa Pharmaceuticals, Inc. as of December 31, 1994, and for the years ended December 31, 1994 and 1993. We also consent to the reference to our Firm under the caption "Experts."


                                                COOPERS & LYBRAND L.L.P.

Melville, New York
November 15, 1996.